Employment Agreement



      This Agreement is entered into this 27th day of November, 1996, by and between THE DIANA CORPORATION, a Delaware corporation (the "Company"), and R. SCOTT MISWALD ("Employee").

      WHEREAS, Employee has served the Company in an executive capacity for more than ten (10) years pursuant to previously existing oral agreements;

      WHEREAS, the Company recognizes that the Employee's experience has been and is expected to continue to be of great value to the Company;

      WHEREAS, the Company wishes this Agreement to be an incentive for the Employee to continue with the Company secure in the knowledge that he will be compensated for his efforts and his accomplishments during the Term hereof;

      WHEREAS, the Employee is willing to commit the performance of his services for the Company upon the terms and conditions herein set forth;

      NOW THEREFORE, in consideration of the mutual covenants contained herein, the Company hereby agrees to employ the Employee and the Employee hereby agrees to accept such employment upon the following terms and conditions:

      1. Term. The term of Employee's employment (the "Term") under this Agreement shall commence as of the date hereof and continue until January 31, 1998. The word "Term" as used herein includes any extensions thereof.

      2. Duties and Responsibilities. During the Term the Employee is engaged and shall perform such duties and responsibilities for the Company as may be assigned to him by the Chief Executive Officer of the Company consistent with the duties previously performed by Employee. Employee's employment shall be within 25 miles of Milwaukee, Wisconsin. The Employee may involve himself in private investments and activities which do not significantly conflict with his duties under this Agreement and may serve as a director of such companies on whose board he elects to serve providing said directorships do not significantly conflict with his obligations as an Employee hereunder. After the Term, neither the Company nor the Employee shall have any further obligations hereunder.

      3. Compensation During the Term. The Company agrees to pay to the Employee during the Term a guaranteed minimum annual salary at a rate of $125,000 per year. The guaranteed minimum salary


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hereunder shall be payable at intervals not less often than bi-
weekly and subject to usual payroll deductions. During the Term, the Employee shall not be discriminated against with respect to any other Company bonus plans or with respect to medical, hospital and life insurance programs, pension program, and other similar welfare benefit programs from time to time, in each case, made available to the Company's officers as a class. The Company shall provide Employee six (6) week's paid vacation. In addition, nothing herein shall in any way cancel, reduce or otherwise affect the Employee's rights to any stock options granted to him in the past or in the future by the Board of Directors of the Company. During the Term, the Company shall provide the Employee with office space, secretarial assistance and other facilities, as may be required in the proper performance of his duties and responsibilities and shall reimburse him for expenses reasonably incurred by him the performance of his duties.

      4.    Board of Directors

      Employee shall during the Term of this contract, if requested, serve on the Board of Directors of the Company at no additional charge.

      5.    Termination By Company.

      (a) Disability. During the Term in the event that Employee shall, because of physical or mental incapacity, be unable substantially to perform his duties for a period of at least three
(3) successive months and at the end of such period a physician selected by the Company certifies that it appears unlikely that Employee will be able to substantially perform his duties for an indefinite additional period of time because of such physical or mental incapacity, the Company shall have the right to terminate the active employment of Employee and end the Term according to the provision stated herein; provided, however, that in the event that Employee shall not agree with the certification of disability made by the physician selected by the Company, to which the Employee will make himself available for and submit to such examination as and when requested, Employee may select his own physician who shall make a determination as to Employee's disability; in the event that the physician so selected by Employee shall disagree with the physician selected by the Company, the two physicians shall, within thirty (30) days, select a third physician whose determination shall be conclusive and binding on all parties hereto.

      Notwithstanding anything herein to the contrary, the Company may terminate the active employment of Employee and end the Term at any time after Employee shall have been absent from his employment for whatever cause, for a continuous period of more than four (4) months.

      In the event of any such termination pursuant to this

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paragraph 5(a), the Company shall continue to pay to the Employee, through the end of the Term, a salary on a semi-monthly basis at a rate equal to three-quarters of the guaranteed minimum annual salary in effect on the date of such termination.

      (b) Death. In the event of the death of the Employee, the Term shall end and the Company shall make, until the end of the Term, semi-monthly payments at a rate equal to three-quarters of the guaranteed minimum annual salary in effect on the date of death. The payments to be made under this Section 5(b) shall not be reduced by reason of any insurance proceeds payable directly to the Employee's beneficiaries or estate pursuant to insurance carried or provided by the Company, and shall be made to such beneficiary as the Employee may designate for that purpose in written notice given to the Secretary of the Company prior to his death, or if the Employee has not so designated, then to the personal representative of his estate.

      (c) Office Location. If Employee is required to travel more than 25 miles from Milwaukee on a regular basis to perform his duties hereunder, Employee may terminate this Agreement and receive in full settlement thereof, the remaining unpaid balance of his compensation due under paragraph 3 hereof.

      6.    Mitigation.

      The Employee shall not be required to mitigate the amount of any payments provided for in this Agreement by seeking other employment or otherwise, and no payments required pursuant to this Agreement shall be reduced as a result of any other income of Employee, and any amounts due hereunder shall be absolute.

      The Company shall maintain in full force and effect, for the continued benefit of the Employee for the full Term of this Agreement, all employee benefit plans and programs in which the Employee was entitled to participate immediately prior to the date of termination provided, that if the Employee's continued participation in any such plan or program is barred by reason of the operation of law, the Employee shall be entitled to receive an amount equal to the contributions, payments, credits or allocations made by the Company to him, to his account or on his behalf under such plans and programs from which his continued participation is barred.

      7. Successors. The Company will require any successor to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Employee to compensation from the

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Company in the same amount and on the same terms as he would be entitled to hereunder.

      8. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or deposited in the U.S. Mail in a registered, postage prepaid envelope addressed, if to the Employee at his address set forth below, and if to the Company, c/o Secretary, at the principal executive office of the Company, or to such other addresses as either party shall designate by written notice to the other.

      9. Assignment. The Employee may not assign his rights or obligations hereunder. The rights and obligations of the Company hereunder shall inure to the benefit of and shall be binding upon its respective successors and assigns.

      10.   Miscellaneous.

      (a) This Agreement shall be subject to and governed by the laws of the State of Wisconsin.

      (b) The Company agrees to reimburse the Employee for all costs and expenses incurred by him (including the reasonable fees for his counsel) in enforcing any of his rights under this Agreement, including the fees of any arbitrator.

      (c) Failure to insist upon strict compliance with any provisions hereof shall not be deemed a waiver of such provisions or any other provision hereof.

      (d) This Agreement constitutes and expresses the whole Agreement of parties hereto in reference to any employment of Employee by the Company, and in reference to any of the matters or things herein provided for, or hereinbefore discussed or mentioned in reference to such employment, all promises, representations and understandings relative thereto herein merged. This Agreement may not be modified except by an agreement in written executed by the parties hereto.

      (e) The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provisions.

      (f) Any controversy or claim which shall arise between the parties herein arising out of or relating to this Agreement, or the breach thereof, may be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association at the election of either party hereto. All such arbitration proceedings shall be had in the City of Milwaukee, State of Wisconsin. In the event of such arbitration, judgment upon the award rendered by the arbitrator, may be entered in any

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court having jurisdiction thereof.

      (g) The Company shall not be permitted to withhold any payments due hereunder when such payments are due and any such amounts due hereunder may not be withheld as set-off from any obligations claimed against the Employee. In the event of any dispute hereunder, all sums due hereunder shall be paid by the Company in the amount and manner, and at the time or times, provided for herein, subject to expedient resolution of such disputes between the parties, and shall not be withheld pending such resolution. Time is of the essence with respect to any and all payments due hereunder.

      (h) Nothing herein contained shall reduce or otherwise affect any benefits previously earned and due to Employee at any time hereafter under prior employment contracts with the Company.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   THE DIANA CORPORATION

                                   By: /s/ Richard Y. Fisher
                                           Chairman of the Board


                                   EMPLOYEE

                                   /s/ R. Scott Miswald

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